Exhibit 99.1

July 26, 2007

JANUS ANNOUNCES SECOND QUARTER 2007 RESULTS

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Second quarter earnings of $0.27 per diluted share

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Companywide long-term net inflows of $2.8 billion for the quarter,

Janus ex-INTECH long-term inflows of $1.5 billion

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Investment management operating margin increased to 34.6%

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More than two-thirds of retail funds outperformed their

Lipper peer group medians for 1, 3 and 5 years 1

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$277 million of stock buybacks during the second quarter,

reducing shares outstanding by 4.8%

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DENVER – Janus Capital Group Inc. (NYSE: JNS) today reported second quarter net income of $48.8 million, or $0.27 per diluted share, compared with net income of $35.6 million, or $0.19 per diluted share, in the first quarter 2007. The company’s investment management operating margin for the second quarter 2007 was 34.6% compared with 27.8% for the first quarter 2007 and 24.6% for the second quarter 2006.

Flows and Assets Under Management

Average assets under management during the second quarter increased 9.4% to $188.2 billion compared with $172.1 billion during the first quarter 2007. At June 30, 2007, the company’s total assets under management were $190.6 billion, an increase of 8.2%, compared with $176.2 billion at March 31, 2007. The increase in assets during the second quarter reflects $10.3 billion in market appreciation and fund performance, long-term net inflows of $2.8 billion and money market net inflows of $1.3 billion.

Janus’ INTECH subsidiary had long-term net inflows of $1.3 billion during the second quarter 2007 compared with long-term net inflows of $3.1 billion in the first quarter 2007. Excluding INTECH,

1 Detailed Lipper total return rankings for all JIF funds are on page 9.

Janus’ long-term net flows were $1.5 billion in the second quarter 2007 versus breakeven long-term net flows in the previous quarter.

“This is the first time in six years that we’ve generated positive net flows from Janus-managed products,” said CEO Gary Black. “We’re also pleased with the marked improvement in our investment management operating margin. Our progress on these two fronts represents an important step in Janus’ comeback.”

Investment Management

Janus’ relative investment management performance remained strong during the second quarter. Approximately 82%, 77% and 67% of the funds in the company’s primary retail fund family, Janus Investment Fund (JIF), ranked in the top half of their Lipper categories on a one-, three- and five-year total-return basis, respectively, as of June 30, 2007. Six of those funds ranked in the top 10% of their Lipper peers during the same one-, three- and five-year periods. In addition, all three of Janus’ flagship products – Janus Fund, Janus Worldwide and Janus Twenty – were in the top 15th percentile of their respective Lipper categories on a one-year total return basis as of June 30, 2007.1

Financial Discussion

Financial Highlights
(dollars in millions, except per share data or as noted)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006

Investment Management Segment
Average Assets (in billions)	$188.2	$172.1	$154.0
Ending AUM (in billions)	$190.6	$176.2	$153.4
Revenues	$273.0	$247.9	$233.1
Operating Expenses	$178.6	$179.0	$175.8
Operating Income	$94.4	$68.9	$57.3
Operating Margin	34.6%	27.8%	24.6%

Printing and Fulfillment Operating Loss	$(5.2)	$(4.7)	$(4.1)

Consolidated Net Income	$48.8	$35.6	$31.1
Diluted Earnings per Share	$0.27	$0.19	$0.15
Shares Repurchased (in millions)	10.4	9.4	5.3
Cost of Shares Repurchased	$276.5	$200.2	$104.9
Average Price	$26.60	$21.22	$19.66
End of Period Shares (in millions)	176.3	185.3	206.7

1 Detailed Lipper total return rankings for all JIF funds are on page 9.

Investment Management Segment

Second quarter revenues of $273.0 million increased $25.1 million from the previous quarter, primarily due to higher average assets under management while total operating expenses were flat quarter-to-quarter. Higher distribution expenses and revenue-based compensation in the second quarter were offset by a $3.8 million net benefit. This net benefit includes the release of $6.3 million in legal reserves and a $2.5 million charge for departure-related accelerated vesting of long-term incentive awards.

Printing and Fulfillment Segment

Janus’ printing business, Rapid Solutions Group (RSG), reported an operating loss of $5.2 million in the second quarter of 2007, primarily because of a decline in production volume compared with the previous quarter.

Capital and Liquidity

At June 30, 2007, Janus had stockholders’ equity of $1,994 million, cash and investments of $860 million and $1,128 million of outstanding debt. On June 14, 2007, Janus issued $300 million of five-year, 6.250% senior notes, and $450 million of 10-year, 6.700% senior notes. On June 26, 2007, approximately $160 million of the total proceeds were used to repay the 7.875% senior notes due 2032.

As part of its capital and liquidity management, Janus reduced its outstanding shares by 4.8% during the second quarter by repurchasing 10.4 million shares of its common stock at an average price of $26.60 per share and a total cost of $277 million. Year to date, Janus has repurchased 19.8 million shares of its common stock at an average price of $24.04 per share and a total cost of $477 million, reducing shares outstanding by 8.9%.

Second Quarter 2007 Earnings Call Information

Janus Capital Group will discuss its results during a conference call on Thursday, July 26 at 10 a.m. Eastern Daylight Time. The call-in number will be 877-301-7574. Anyone outside the U.S. or Canada should call 706-643-3623. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group Web site (www.janus.com/ir) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Founded in 1969, Denver-based Janus Capital Group Inc. (Janus) is a recognized leader of growth and risk-managed investment strategies. Our commitment to deliver for investors is rooted in our research-intensive approach and relentless passion to gain a competitive edge.

At the end of June 2007, Janus managed $190.6 billion in assets for more than four million shareholders, clients and institutions around the globe. Outside the U.S., Janus has offices in London, Tokyo, and Hong Kong. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Capital Group Partners, Inc. (doing business as Rapid Solutions Group). In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

Contacts:

Shelley Peterson, 303-316-5625

Scott Grace, 303-394-7709

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Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Data presented reflects past performance, which is no guarantee of future results. Rankings referenced exclude money markets.

Funds distributed by Janus Distributors LLC (7/07).

This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2006, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Prospectus Supplement to the Company’s Registration Statement on Form S-3 filed June 11, 2007 and June 5, 2007, respectively. Many of these factors are beyond the control of the Company and its management. Any forward-looking statements contained in this release are as of the date on which such statements were made. The Company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2007	2007	2006
Investment Management Revenues:
Investment management fees	$220.6	$200.9	$187.0
Performance fees	3.8	2.5	4.3
Shareowner servicing fees and other	48.6	44.5	41.8
Total	273.0	247.9	233.1

Investment Management Operating Expenses:
Employee compensation and benefits	86.8	87.4	78.2
Long-term incentive compensation	17.0	18.7	23.0
Marketing and advertising	5.0	5.1	7.7
Distribution	34.5	30.6	27.2
Depreciation and amortization	8.7	7.1	8.3
General, administrative and occupancy	26.9	30.2	31.4
Restructuring and impairments	-	0.4	-
Mutual fund investigation recoveries	(0.3)	(0.5)	-
Total	178.6	179.0	175.8

Investment Management Operating Income	94.4	68.9	57.3

Printing and Fulfillment Segment:
Revenue	21.9	23.5	21.5
Operating expenses	25.1	26.1	23.7
Depreciation and amortization	2.0	2.1	1.9
Printing and Fulfillment Operating Loss	(5.2)	(4.7)	(4.1)

Interest expense	(11.5)	(9.5)	(7.2)
Other income, net	5.6	7.1	7.8
Income tax provision	(31.1)	(21.8)	(19.5)
Equity in earnings of unconsolidated affiliate	1.7	1.7	2.0
Minority interest in consolidated earnings	(5.1)	(6.1)	(5.2)

Net Income	$48.8	$35.6	$31.1

Basic Earnings per Share
Weighted average shares outstanding (in millions)	180.1	187.3	205.3
Basic earnings per share	$0.27	$0.19	$0.15

Diluted Earnings per Share
Weighted average shares outstanding (in millions)	182.4	188.6	206.4
Diluted earnings per share	$0.27	$0.19	$0.15

Average Assets Under Management (in billions)	$188.2	$172.1	$154.0

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	June 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$742.1	$559.7
Marketable securities	117.5	173.1
Other assets	318.4	291.7
Property and equipment, net	57.2	60.3
Intangibles and goodwill, net	2,524.8	2,453.1
Total Assets	$3,760.0	$3,537.9

Liabilities and Stockholders’ Equity
Debt	$1,127.6	$537.2
Other liabilities	229.7	295.0
Deferred income taxes	408.9	399.3
Stockholders’ equity	1,993.8	2,306.4
Total Liabilities and Stockholders’ Equity	$3,760.0	$3,537.9

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	June 30,	March 31,	June 30,
Cash provided by (used in):	2007	2007	2006
Operating activities	$127.8	$(18.0)	$114.6
Investing activities	(13.4)	(21.5)	10.4
Financing activities	316.4	(208.9)	(114.3)
Net change during period	$430.8	$(248.4)	$10.7

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006
Growth/Blend
Beginning of period assets	$68.2	$66.8	$71.5
Sales	4.9	3.9	3.0
Redemptions	4.2	4.7	4.4
Net sales (redemptions)	0.7	(0.8)	(1.5)
Market appreciation	5.2	2.2	(3.1)
End of period assets	$74.1	$68.2	$66.9

Global/International
Beginning of period assets	$17.1	$16.0	$13.3
Sales	1.6	1.7	0.9
Redemptions	0.9	1.1	1.2
Net sales (redemptions)	0.7	0.6	(0.3)
Market appreciation	1.8	0.5	(0.4)
End of period assets	$19.6	$17.1	$12.6

Mathematical/Quantitative
Beginning of period assets	$66.3	$62.3	$50.6
Sales	4.5	5.0	3.8
Redemptions	3.2	1.9	1.1
Net sales (redemptions)	1.3	3.1	2.6
Market appreciation	2.6	0.8	(1.7)
End of period assets	$70.1	$66.3	$51.5

Fixed Income
Beginning of period assets	$4.8	$4.6	$4.9
Sales	0.8	0.6	0.2
Redemptions	0.3	0.5	0.4
Net sales (redemptions)	0.5	0.1	(0.2)
Market appreciation	-	0.1	-
End of period assets	$5.2	$4.8	$4.7

Value
Beginning of period assets	$10.8	$10.5	$11.1
Sales	0.8	0.8	0.7
Redemptions	1.1	0.8	1.8
Net sales (redemptions)	(0.3)	-	(1.1)
Market appreciation	0.6	0.3	(0.3)
End of period assets	$11.1	$10.8	$9.7

Money Market
Beginning of period assets	$9.0	$7.5	$6.7
Sales	22.8	19.1	12.4
Redemptions	21.5	17.6	11.3
Net sales (redemptions)	1.3	1.5	1.2
Market appreciation	-	-	-
End of period assets	$10.4	$9.0	$7.9

Total
Beginning of period assets	$176.2	$167.7	$158.1
Sales	35.3	31.2	21.1
Redemptions	31.3	26.6	20.3
Net sales (redemptions)	4.0	4.6	0.8
Market appreciation	10.3	3.9	(5.5)
End of period assets	$190.6	$176.2	$153.4

Total Excluding Money Markets
Beginning of period assets	$167.2	$160.2	$151.4
Sales	12.6	12.1	8.6
Redemptions	9.8	9.0	9.0
Net sales (redemptions)	2.8	3.1	(0.4)
Market appreciation	10.3	3.9	(5.5)
End of period assets	$180.2	$167.2	$145.5

Total Excluding Mathematical/Quantitative & Money Markets
Beginning of period assets	$100.9	$97.9	$100.8
Sales	8.1	7.1	4.9
Redemptions	6.6	7.1	7.9
Net sales (redemptions)	1.5	-	(3.0)
Market appreciation	7.7	3.1	(3.8)
End of period assets	$110.1	$100.9	$94.0

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented. Therefore totals and subtotals may not foot.

Janus Investment Funds (“JIF”)

			Lipper Rankings Based
			on Total Returns as of 6/30/07
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
			Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	PM Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	15	105 / 717	39	238 / 614	29	141 / 494	35	67 / 193	8	50 / 692
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	1	7 / 717	1	2 / 614	1	3 / 494	3	4 / 193	2	4 / 215
Janus Research Fund	Jan-06	Large-Cap Growth Funds	1	1 / 717	2	11 / 614	2	7 / 494	2	3 / 193	2	9 / 692
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	9	46 / 514	2	7 / 410	3	8 / 338	-	-	27	60 / 228
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	14	81 / 608	18	85 / 485	9	34 / 383	51	81 / 159	15	55 / 368
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	1	1 / 565	4	16 / 458	4	14 / 380	20	30 / 156	14	44 / 315
Janus Global Research Fund	Feb-05	Multi-Cap Growth Funds	4	19 / 514	-	-	-	-	-	-	2	6 / 426
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	6	30 / 565	-	-	-	-	-	-	6	30 / 565
Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	2 / 849	1	1 / 644	1	2 / 465	-	-	11	32 / 317
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	86	692 / 806	13	84 / 671	32	173 / 556	5	12 / 260	13	77 / 639
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	26	109 / 432	23	74 / 331	42	91 / 218	6	6 / 116	13	46 / 379
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	83	667 / 806	2	12 / 671	9	49 / 556	1	2 / 260	4	24 / 722
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	91	766 / 849	50	318 / 644	-	-	-	-	46	239 / 523
International/Global Funds
Janus Overseas Fund	Jun-03	International Funds	1	1 / 1024	1	1 / 802	1	1 / 656	4	11 / 285	1	1 / 730
Janus Worldwide Fund	Jun-04	Global Funds	5	17 / 401	69	208 / 302	95	233 / 245	67	66 / 98	69	208 / 302
Janus Global Technology Fund	Jan-06	Science & Technology Funds	27	75 / 283	23	57 / 257	53	126 / 237	-	-	29	80 / 281
Janus Global Life Sciences Fund	Apr-07	Health/Biotechnology Funds	88	154 / 174	48	72 / 152	62	84 / 135	-	-	‡
Janus Global Opportunities Fund	Jun-01	Global Funds	14	56 / 401	93	281 / 302	78	191 / 245	-	-	20	40 / 209
Value Funds
Janus Mid Cap Value Fund - Inv(2)	Aug-98	Mid-Cap Value Funds	47	138 / 297	64	147 / 232	39	69 / 177	-	-	6	4 / 68
Janus Small Cap Value Fund - Inv.(1,2)	Feb-97	Small-Cap Core Funds	28	199 / 732	80	449 / 564	88	389 / 442	12	18 / 150	17	21 / 129
Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Inv Grade Debt Funds	27	140 / 522	43	191 / 450	21	81 / 387	35	63 / 181	‡
Janus High-Yield Fund	Dec-03	High Current Yield Funds	34	149 / 447	44	163 / 376	81	251 / 311	15	20 / 134	42	151 / 365
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt Funds	37	84 / 232	40	78 / 195	35	50 / 142	36	29 / 80	‡
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	94	222 / 236	82	182 / 221	79	164 / 207	82	107 / 130	66	146 / 222
Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	5	25 / 607	-	-	-	-	-	-	6	33 / 587
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	6	23 / 432	-	-	-	-	-	-	8	31 / 414
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	3	8 / 380	-	-	-	-	-	-	2	6 / 343

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	55.6%	50.0%	42.9%	60.0%	75.0%
2nd Quartile	25.9%	27.3%	23.8%	20.0%	16.7%
3rd Quartile	0.0%	9.1%	9.5%	13.3%	8.3%
4th Quartile	18.5%	13.6%	23.8%	6.7%	0.0%

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)   Closed to new investors.

(2)   Ranking is for the investor share class only; other classes may have different performance characteristics.

 ‡     The Fund’s since PM-Inception ranking is not available.